EXHIBIT 99.1

PCTEL Reports Second Quarter Financial Results

Revenue increased 15% year-over-year and achieved gross profit margin of 45.8%

Strong execution for both product lines through significant orders for test & measurement products and the launch of an innovative new antenna portfolio

BLOOMINGDALE, Illinois – August 9, 2022 – PCTEL, Inc. (Nasdaq: PCTI), a leading global provider of wireless technology solutions, announced its results for the second quarter ended June 30, 2022.

Recent Highlights

•	Revenues increased 15.2% year-over-year to $25.0 million
•	GAAP gross profit margin of 45.8%
•	GAAP net income of $0.4 million or $0.02 per diluted share
•	Non-GAAP net income of $1.8 million or $0.10 per diluted share
•	Adjusted EBITDA increased 18% year-over-year to $2.6 million
•	Launched new 5G, 10-in-1 combination antenna portfolio for rail, fleet, and mass transit, supporting the Company’s commitment to innovative product development
•	Received multimillion dollar orders from two of its largest OEM customers for the Gflex® and HBflex™ scanning receivers

David Neumann, Chief Executive Officer of PCTEL, Inc., commented, “We are pleased to have delivered strong results in the quarter, driven by double-digit top-line expansion and operational efficiencies, both of which contributed to our solid performance. We expect positive momentum to continue and are keenly focused on executing on our three key growth strategies: launching innovative wireless products, increasing market share by providing more components of the wireless ecosystem, and expanding and leveraging distribution channels.”

Neumann continued, “We recently launched a 10-in-1 combination antenna designed to perform in harsh conditions and therefore useful in numerous end markets. We have also made great progress within our test & measurement product line, securing multimillion dollar OEM orders for our leading products, the Gflex and HBflex, and launching a new product, SeeHawk™ Monitor, that will continuously monitor public safety RF performance. Finally, we have made significant advances in expanding our distribution channels globally, building on our strong foundation in the Americas with the acquisition of Smarteq, that is now contributing products for distribution in both our European and American channels. We have momentum in innovation, market penetration, and distribution channel leverage, and will continue to execute on our growth strategy in the coming quarters.”

Second Quarter Financial Results

•	Revenue increased 15.2% to $25.0 million, compared to $21.7 million in the second quarter of 2021.
o

Antennas and IIoT Devices revenue was $17.6 million, an increase of 12.8% year-over-year due to an increase in revenues related to antennas for fleet applications and a full quarter of revenue recognized from Smarteq, which was acquired at the end of April 2021.

o	Test & Measurement products revenue was $7.4 million, an increase of 15.9% year-over-year due to higher revenues for 5G products in the U.S.
•

GAAP gross margin was 45.8% compared to 45.9% for the second quarter of 2021. Non-GAAP gross margin was 46.0% compared to 47.5% in the second quarter of 2021 due to lower gross margin for antennas and devices.

•

GAAP operating expenses were $11.1 million compared to $10.1 million in the second quarter of 2021.  Non-GAAP operating expenses were $9.7 million compared to $8.8 million in the second quarter of 2021. Operating expenses include a full quarter of expenses related to Smarteq in the second quarter 2022 versus two months of expenses in the second quarter 2021.

•

GAAP net income was $0.4 million or diluted earnings per share of $0.02 compared to GAAP net loss of $(0.2) million or $(0.01) per share in the second quarter of 2021. Restructuring expenses related to the manufacturing transition in China were $0.02 per share in the second quarter 2022 compared to $0.00 in the second quarter 2021.

•	Non-GAAP net income was $1.8 million or $0.10 diluted earnings per share compared to $1.3 million or $0.07 in the second quarter of 2021.
•	Adjusted EBITDA increased by 18% to $2.6 million compared to $2.2 million in the second quarter of 2021.
•

Cash, cash equivalents and investments were $28.3 million, an increase of approximately $0.6 million as compared to the first quarter of 2022 as free cash flow of $1.6 million offset cash used in financing activities of $0.6 million.

Third Quarter 2022 Outlook

The following ranges represent our current expectations for the third quarter based upon available data and estimates.

•	Revenue: $25.5 million to $26.5 million
•	Non-GAAP Gross Margin: 44% to 45%
•	Non-GAAP EPS: $0.09 to $0.11

Kevin McGowan, Chief Financial Officer of PCTEL, added, “We remain confident in our ability to execute on our strategic growth initiatives despite the impact of macro-environmental and supply chain challenges, which our team continues to mitigate through careful supply chain management. Our third quarter outlook reflects our backlog across both our antenna and test & measurement product lines and solid demand for our wireless products.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call will also be webcast at https://investor.pctel.com/news-events/webcasts-events. The call can also be accessed by dialing (877) 545-0523 (United States/Canada) or (973) 528-0016 (International), access code: 556919.

Replay: A replay will be available for two weeks after the call on either the website listed above or by calling (877) 481-4010 (United States/Canada), or (919) 882-2331 (International), access code: 45956.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built Industrial IoT devices, antenna systems, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding our future financial performance; growth of our antenna and Industrial IoT business and our test & measurement business through execution of our three growth strategies; the ability of the Company to continue to innovate new products for its current product lines; the impact of the Smarteq acquisition on the Company’s ability to offer additional products, expand in the European market and through distribution channels, and generate revenue; the anticipated demand for certain products, including those related to public safety, Industrial IoT, 5G (e.g., the Gflex) and intelligent transportation; and the anticipated growth of public and private wireless systems are forward-looking statements. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including higher than expected inflation; an economic recession in the Americas or globally; the impact of the ongoing COVID-19 or a subsequent pandemic, the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the COVID-19 pandemic and the impact of the pandemic and ensuing supply chain disruption on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand and growth generally in the Company’s defined market segments; the Company’s ability to access the government market and create demand for its products; the Company’s ability to expand its European presence and benefit from additional antenna and Industrial IoT product offerings from Smarteq; and the Company’s ability to grow its business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL, Gflex®, HBflex, and SeeHawk are trademarks or registered trademarks of PCTEL, Inc. © 2022 PCTEL, Inc. All rights reserved.

PCTEL Company Contacts

Kevin McGowanSuzanne Cafferty

CFOVice President, Product Management & Global Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 339-2051(630) 339-2107

public.relations@pctel.com

PCTEL Investor Relations Contact

Lisa Fortuna or Ashley Gruenberg

Alpha IR Group

312-445-2870

PCTI@alpha-ir.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share data)

	June 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$5,797	$8,192
Short-term investment securities	22,276	22,562
'Accounts receivable, net of allowances of $79 and $64 at June 30, 2022 and December 31, 2021, respectively	19,311	18,905
Inventories, net	14,189	13,691
Prepaid expenses and other assets	1,774	1,747
Total current assets	63,347	65,097

Property and equipment, net	10,784	11,949
Long-term investment securities	250	0
Goodwill	5,986	6,334
Intangible assets, net	1,231	1,579
Other noncurrent assets	2,314	2,438
TOTAL ASSETS	$83,912	$87,397
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,630	$5,360
Accrued liabilities	9,867	11,117
Total current liabilities	15,497	16,477
Long-term liabilities	3,732	3,999
Total liabilities	19,229	20,476
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized at
June 30, 2022 and December 31, 2021, respectively, and 18,677,851 and 18,238,030
shares issued and outstanding at June 30, 2022 and December 31, 2021	19	18
Additional paid-in capital	123,844	123,998
Accumulated deficit	(57,888)	(56,735)
Accumulated other comprehensive loss	(1,292)	(360)
Total stockholders’ equity	64,683	66,921
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$83,912	$87,397

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

REVENUES	$24,976	$21,681	$47,518	$39,388
COST OF REVENUES	13,549	11,739	26,758	21,108
GROSS PROFIT	11,427	9,942	20,760	18,280
OPERATING EXPENSES:
Research and development	3,356	3,221	6,605	6,416
Sales and marketing	3,908	3,388	7,310	6,151
General and administrative	3,451	3,335	6,694	6,411
Amortization of intangible assets	67	55	138	55
Restructuring expenses	317	60	1,252	60
Total operating expenses	11,099	10,059	21,999	19,093
OPERATING INCOME (LOSS)	328	(117)	(1,239)	(813)
Other income (expense), net	114	(45)	125	(6)
INCOME (LOSS) BEFORE INCOME TAXES	442	(162)	(1,114)	(819)
Expense for income taxes	31	7	39	12
NET INCOME (LOSS)	$411	$(169)	$(1,153)	$(831)

Net Income (Loss) per Share:
Basic	$0.02	$(0.01)	$(0.06)	$(0.05)
Diluted	$0.02	$(0.01)	$(0.06)	$(0.05)
Weighted Average Shares:
Basic	18,157	18,241	18,065	18,158
Diluted	18,157	18,241	18,065	18,158

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Six Months Ended June 30,
	2022	2021
Operating Activities:
Net loss	$(1,153)	$(831)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,562	1,493
Intangible asset amortization	177	70
Stock-based compensation	1,860	1,657
Loss on disposal of property and equipment	7	3
Restructuring costs	(328)	45
Bad debt provision	17	(34)
Changes in operating assets and liabilities:
Accounts receivable	(614)	1,260
Inventories	(715)	(1,121)
Prepaid expenses and other assets	100	532
Accounts payable	435	(630)
Income taxes payable	(1)	(18)
Other accrued liabilities	(900)	624
Deferred revenue	(126)	63
Net cash provided by operating activities	321	3,113
Investing Activities:
Capital expenditures	(420)	(1,266)
Purchases of investments	(15,587)	(16,058)
Redemptions/maturities of short-term investments	15,623	26,278
Cash paid for acquisition, net of cash acquired	0	(6,277)
Net cash (used in) provided by investing activities	(327)	7,100
Financing Activities:
Proceeds from issuance of common stock	404	418
Payment of withholding tax on stock-based compensation	(396)	(782)
Principal payments on finance leases	(37)	(35)
Purchase of common stock from repurchase program	0	(733)
Cash dividends	(2,021)	(2,018)
Net cash used in financing activities	(2,050)	(3,150)

Net (decrease) increase in cash and cash equivalents	(2,113)	2,640
Effect of exchange rate changes on cash	(282)	24
Cash and cash equivalents, beginning of period	8,192	5,761
Cash and Cash Equivalents, End of Period	$5,797	$8,425

PCTEL, INC.
REVENUE AND GROSS PROFIT BY PRODUCT LINE (unaudited)
Reconciliation of GAAP Gross Profit percentage to Non-GAAP Gross Profit percentage
(in thousands)

	Three Months Ended June 30, 2022				Six Months Ended June 30, 2022
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$17,555	$7,431	$(10)	$24,976	$34,657	$13,014	$(153)	$47,518

GROSS PROFIT	$5,626	$5,759	$42	$11,427	$10,873	$9,921	$(34)	$20,760

GAAP GROSS PROFIT %	32.0%	77.5%		45.8%	31.4%	76.2%		43.7%

Non-GAAP adjustments:
Amortization of inventory step-up	0.0%	0.0%		0.0%	0.0%	0.0%		0.0%
Amortization of intangible assets	0.1%	0.0%		0.1%	0.1%	0.0%		0.1%
Stock compensation expenses	0.3%	-0.2%		0.1%	0.2%	0.2%		0.2%
Non-GAAP GROSS PROFIT %	32.4%	77.3%		46.0%	31.7%	76.4%		44.0%

	Three Months Ended June 30, 2021				Six Months Ended June 30, 2021

	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$15,562	$6,414	$(295)	$21,681	$27,285	$12,619	$(516)	$39,388

GROSS PROFIT	$5,175	$4,834	$(67)	$9,942	$8,922	$9,422	$(64)	$18,280

GROSS PROFIT %	33.3%	75.4%		45.9%	32.7%	74.7%		46.4%

Non-GAAP adjustments:
Amortization of inventory step-up	1.8%	0.0%		1.2%	1.0%	0.0%		0.7%
Amortization of intangible assets	0.1%	0.0%		0.1%	0.1%	0.0%		0.0%
Stock compensation expenses	0.2%	0.5%		0.3%	0.2%	0.5%		0.4%
Non-GAAP GROSS PROFIT %	35.4%	75.9%		47.5%	34.0%	75.2%		47.5%

This schedule reconciles the Company's GAAP gross profit percentage to its Non-GAAP gross profit percentage.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets and stock compensation expenses.

Reconciliation of GAAP to Non-GAAP results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating income (loss) to Non-GAAP operating income

		Three Months Ended June 30,		Six Months Ended June 30,
		2022	2021	2022	2021
	Operating Income (Loss)	$328	$(117)	$(1,239)	$(813)

(a)	Add:
	Amortization of inventory step-up to fair value	0	283	0	283
	Amortization of intangible assets
	-Cost of revenues	19	15	39	15
	-Operating expenses	67	55	138	55
	Restructuring expenses	317	60	1,252	60
	Stock compensation expenses:
	-Cost of revenues	31	65	96	134
	-Research and development	172	140	308	282
	-Sales & marketing	255	226	452	386
	-General & administrative	628	608	1,004	855
	Acquisition related expenses	0	121	86	304
		1,489	1,573	3,375	2,374
	Non-GAAP Operating Income	$319	$106	$319	$106
	% of revenue	7.3%	6.7%	4.5%	4.0%

Reconciliation of GAAP net loss to Non-GAAP net income

		Three Months Ended March 31,		Three Months Ended March 31,
		2022	2021	2022	2021
	Net Income (Loss)	$411	$(169)	$(1,153)	$(831)

	Adjustments:
(a)	Non-GAAP adjustments to operating loss	1,489	1,573	3,375	2,374
(b)	Income Taxes	(123)	(106)	(142)	(112)
		1,366	1,467	3,233	2,262
	Non-GAAP Net Income	$1,777	$1,298	$2,080	$1,431

	Non-GAAP Income per Share:
	Basic	$0.10	$0.07	$0.12	$0.08
	Diluted	$0.10	$0.07	$0.11	$0.08

	Weighed Average Shares:
	Basic	18,157	18,241	18,065	18,158
	Diluted	18,157	18,191	18,122	18,158

This schedule reconciles the Company's GAAP operating income (loss) to its Non-GAAP operating income.  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these Non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating income (loss) (a) consist of stock compensation expense, amortization of intangible assets,  restructuring expenses, and acquisition related expenses.  The adjustments to GAAP net income (loss) include the Non-GAAP adjustments to operating income (loss) as well as adjustments for (b) non-cash income tax expense.

PCTEL, INC.
Reconciliation of GAAP operating expenses to Non-GAAP operating expenses (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP operating expenses	$11,099	$10,059	$21,999	$19,093
Stock compensation expenses	(1,055)	(974)	(1,764)	(1,523)
Amortization of intangible assets	(67)	(55)	(138)	(55)
Restructuring expenses	(317)	(60)	(1,252)	(60)
Acquisition related expenses	0	(121)	(86)	(304)
Non-GAAP Operating expenses	$9,660	$8,849	$18,759	$17,151

This schedule reconciles the Company's GAAP operating expenses to its Non-GAAP operating expenses.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.

PCTEL, Inc.
Reconciliation of GAAP operating loss to adjusted EBITDA (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Operating income (loss)	$328	$(117)	$(1,239)	$(813)

Add:
Amortization of inventory step-up to fair value	0	283	0	283
Depreciation and amortization	781	751	1,562	1,493
Intangible amortization	86	70	177	70
Restructuring expenses	317	60	1,252	60
Stock compensation expenses	1,086	1,039	1,860	1,657
Acquisition related expenses	0	121	86	304
Adjusted EBITDA	$2,598	$2,207	$3,698	$3,054
% of revenue	10.4%	10.2%	7.8%	7.8%

This schedule reconciles the Company's GAAP operating income (loss) to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization and extraordinary expenses.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.